Exhibit 10.1

STOCK PURCHASE AGREEMENT

By and among:

SINO GREEN LAND CORP. (OTC: SGLA), a Nevada corporation ("Purchaser"),

CHENG YOU, shareholder of Hi-Quality Productions Inc (the "Seller"),

and **HI-QUALITY PRODUCTIONS INC** (New Jersey Entity ID 0450937408), a corporation organized under the laws of the State of New Jersey, with its principal place of business at 2386 Delmar Avenue, Vineland, New Jersey 08360, United States (the "Company")

Date of Execution: 30 September 2026

This Stock Purchase Agreement (this "Agreement") is entered into by and among Purchaser, the Seller and the Company as of 30 September 2026 (the "Effective Date"). Purchaser, the Seller and the Company are each referred to herein as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Seller holds shares of the Company, of which shares representing eighty percent (80%) of the issued and outstanding capital stock of the Company are to be sold under this Agreement (the "Target Shares");

WHEREAS, the Company is engaged in the production, processing and trading of recycled PET ("RPET") materials in the United States (the "Business");

WHEREAS, Purchaser and the Company signed a Letter of Intent dated 29 September 2026 for Purchaser's acquisition of 80% of the Company, and the Seller desires to sell, and Purchaser desires to purchase, the Target Shares on the terms of this Agreement, such that, upon Closing, the Company will become an 80%-owned subsidiary of Purchaser and the Seller will continue to hold the remaining 20%;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale. At the Closing, the Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from the Seller, the Target Shares (being 80% of the Company), free and clear of all liens and encumbrances.

1.2 Retained Shares. The Seller shall continue to hold the remaining 20% of the Company.

ARTICLE 2: CONSIDERATION

2.1 Total Consideration. The total consideration for the Target Shares is US$1,800,000 (the "Total Consideration"), payable thirty percent (30%) in cash, being US$540,000 (the "Cash Consideration"), and seventy percent (70%) in shares of Purchaser common stock, being US$1,260,000 in value (the "Stock Consideration").

2.2 Payment Schedule. The Total Consideration shall be paid in three (3) tranches as follows:

Tranche	Timing	%	Cash (US$)	Stock (US$)	SGLA shares	Total (US$)
First Tranche	On the Closing Date	40%	216,000	504,000	840,000	720,000

Tranche	Timing	%	Cash (US$)	Stock (US$)	SGLA shares	Total (US$)
Second Tranche	6 months after the Closing Date	30%	162,000	378,000	630,000	540,000
Third Tranche	12 months after the Closing Date (subject to Section 2.5)	30%	162,000	378,000	630,000	540,000
Total		**100%**	**540,000**	**1,260,000**	**2,100,000**	**1,800,000**

2.3 Share Pricing. The Parties agree that the shares of Purchaser common stock comprising the Stock Consideration shall be issued at a fixed price of US$0.60 per share (the "Issue Price"), being a total of 2,100,000 shares, issued as set out in Section 2.2.

2.4 Share Price Protection on Nasdaq Uplisting. If Purchaser successfully uplists its common stock to the Nasdaq Stock Market, and the volume-weighted average price (VWAP) of Purchaser common stock for the first twenty (20) trading days on Nasdaq is lower than the Issue Price of US$0.60, Purchaser shall pay the Seller in cash the difference between US$0.60 and that VWAP for each share issued or issuable to the Seller under this Agreement, instead of issuing additional shares. For shares already issued, such cash shall be paid within thirty (30) days after the end of that twenty (20) trading day period. For shares not yet issued, such cash shall be paid together with the Cash Consideration for the relevant tranche.

2.5 Earn-out Adjustment. The Total Consideration is based on the Company achieving audited net income (U.S. GAAP) of not less than US$500,000 for the fiscal year ending 31 December 2026 (the "2026 Net Income"). The Total Consideration shall be adjusted on the Third Tranche as follows:

2026 Net Income	Adjusted Total Consideration
More than US$550,000	Increased by 10% (cap), to US$1,980,000
US$450,000 to US$550,000	No adjustment: US$1,800,000
Less than US$450,000	US$1,800,000 x (2026 Net Income / US$500,000)

The Third Tranche shall equal the adjusted Total Consideration minus US$1,260,000 already paid in the First Tranche and the Second Tranche, payable 30% in cash and 70% in Purchaser common stock at the Issue Price. If the result is negative, the Seller shall refund the difference to Purchaser within thirty (30) days.

2.6 Method of Payment. Cash shall be paid by wire transfer to the bank account designated by the Seller in writing. Shares shall be issued in book-entry form through Purchaser's transfer agent.

ARTICLE 3: DUE DILIGENCE

3.1 Due Diligence Period. Purchaser shall have an exclusive period of forty-five (45) days after the Effective Date to conduct due diligence on the Company. The Seller and the Company shall provide full access to the Company's books, records, accounts, contracts and personnel.

3.2 Adverse Findings. If Purchaser finds (a) any tax irregularity relating to the 2023 tax year or any other year, (b) any hidden or undisclosed liabilities, or (c) any single customer accounting for more than sixty percent (60%) of the Company's revenue, Purchaser may terminate this Agreement or reduce the Total Consideration.

ARTICLE 4: CLOSING

4.1 Closing. The Closing shall take place within five (5) business days after the end of the due diligence period and the satisfaction or waiver of the conditions in this Agreement, or on such other date as the Parties agree in writing (the "Closing Date").

4.2 Seller's Deliverables. At the Closing, the Seller shall deliver: (a) the share certificate(s) for the Target Shares with a duly executed stock power, or an updated stock ledger showing Purchaser as holder of 80%; (b) board and shareholder resolutions of the Company approving the transfer; (c) a certificate of good standing of the Company from the State of New Jersey; (d) the executed retention and non-competition agreements under Article 6; and (e) the handover items under Section 6.2.

4.3 Purchaser's Deliverables. At the Closing, Purchaser shall pay and issue the First Tranche and deliver a copy of its board resolution approving this Agreement.

ARTICLE 5: REPRESENTATIONS AND WARRANTIES

5.1 Seller and Company. The Seller and the Company jointly and severally represent and warrant to Purchaser that: (a) the Company is duly organized, validly existing and in good standing under the laws of the State of New Jersey; (b) the Seller is the legal and beneficial owner of the Target Shares, free and clear of all liens; (c) the Company's financial statements are true and fair in all material respects and the Company has no undisclosed liabilities; (d) the Company has filed all tax returns and paid all taxes due since its incorporation on 8 March 2023; (e) the Company holds all licenses, permits and certifications required for the Business, including GRS and FDA certifications where applicable; (f) there is no pending or threatened litigation against the Company, except as disclosed in writing to Purchaser; and (g) no single customer accounts for more than sixty percent (60%) of the Company's revenue.

5.2 Purchaser. Purchaser represents and warrants to the Seller that: (a) Purchaser is duly organized and validly existing under the laws of the State of Nevada and has full authority to enter into this Agreement; and (b) the shares issued as Stock Consideration will be duly authorized, validly issued, fully paid and non-assessable.

5.3 Securities Law Matters. The Seller acknowledges that the shares issued as Stock Consideration have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are "restricted securities" as defined in Rule 144, are issued in reliance on Section 4(a)(2) of the Securities Act and Regulation D (or Regulation S, if the Seller is not a U.S. person), and will bear a restrictive legend. The Seller represents that he is an accredited investor (or a non-U.S. person) and is acquiring the shares for investment and not with a view to distribution.

ARTICLE 6: RETENTION, HANDOVER AND NON-COMPETITION

6.1 Retention. The Seller shall remain in full-time service with the Company for twelve (12) months after the Closing Date as an advisor or department head. After the twelve (12) month period, the Seller may freely choose to continue in service or to leave.

6.2 Handover. The Seller shall ensure the smooth handover to Purchaser of all important Company documents and access, including customer lists, supplier contracts, RPET production formulas, ESG, GRS and FDA certificates, ERP system access, company registration records and bank accounts.

6.3 Non-Competition. If the Seller leaves the Company, the Seller shall not, for five (5) years after leaving, directly or indirectly engage in any RPET business in the United States, or solicit any employee, customer or supplier of the Company.

ARTICLE 7: INDEMNIFICATION AND HOLDBACK

7.1 Indemnification. The Seller shall indemnify and hold harmless Purchaser and the Company from any loss arising from (a) any breach of the Seller's or the Company's representations, warranties or covenants, and (b) any taxes or undisclosed liabilities of the Company relating to the period before the Closing. Claims must be made within eighteen (18) months after the Closing Date, except that claims relating to taxes and title to the Target Shares may be made until the applicable statute of limitations expires.

7.2 Share Holdback. To secure the Seller's obligations under this Article 7 and Section 2.5, Purchaser shall hold back ten percent (10%) of the shares issuable in each tranche. The held-back shares, less any shares applied to claims, shall be released to the Seller eighteen (18) months after the Closing Date or, if later, after the earn-out under Section 2.5 is settled.

7.3 Threshold. No claim may be made under Section 7.1(a) unless the aggregate losses exceed US$25,000.

ARTICLE 8: TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Closing: (a) by mutual written consent of the Parties; (b) by Purchaser under Section 3.2; (c) by either Purchaser or the Seller if the Closing has not occurred within ninety (90) days after the Effective Date (the "Outside Date"); or (d) by either Purchaser or the Seller if the other Party commits a material breach that is not cured within ten (10) business days after written notice.

8.2 Effect of Termination. Upon termination, this Agreement shall become void, except that Article 9 and Section 10.1 shall survive and no Party shall be relieved of liability for any willful breach.

ARTICLE 9: GOVERNING LAW AND DISPUTE RESOLUTION

9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

9.2 Arbitration. Any dispute arising out of or relating to this Agreement shall be finally resolved by binding arbitration seated in New York, New York, conducted in English before one (1) arbitrator. Judgment on the award may be entered in any court of competent jurisdiction.

ARTICLE 10: MISCELLANEOUS

10.1 Confidentiality. The Parties shall keep the terms of this Agreement confidential, except as required by law. The Seller acknowledges that Purchaser will disclose this Agreement in its filings with the U.S. Securities and Exchange Commission.

10.2 Expenses. Each Party shall bear its own costs and expenses. Transfer taxes, if any, shall be borne 50% by Purchaser and 50% by the Seller.

10.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties on its subject matter and supersedes the Letter of Intent and all prior understandings. This Agreement may be amended only in writing signed by all Parties.

10.4 Language. This Agreement is executed in English and Chinese. In case of any inconsistency, the English version shall prevail.

10.5 Counterparts. This Agreement may be executed in counterparts, including by electronic signature or PDF, each of which shall be deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

PURCHASER:
Sino Green Land Corp. (SGLA)

By: TERESA WO ______________________
Name: Wo Kuk Ching
Title: CEO, President

THE COMPANY:
Hi-Quality Productions Inc

By: ______________________
Name: CHENG YOU
Title: Manager

SELLER:
CHENG YOU

By: ______________________
Name: CHENG YOU
Title: Shareholder

股权购买协议

由以下各方签订：

SINO GREEN LAND CORP.（OTC: SGLA），一家内华达州公司（"买方"），

CHENG YOU，Hi-Quality Productions Inc 的股东（"卖方"），

以及 **HI-QUALITY PRODUCTIONS INC**（新泽西州实体编号：0450937408），一家根据美国新泽西州法律组建的公司，主营业地位于美国新泽西州瓦恩兰市 Delmar 大道 2386 号，邮编 08360（"公司"）

签署日期：2026 年 9 月 30 日

本股权购买协议（"本协议"）由买方、卖方及公司于 2026 年 9 月 30 日（"生效日"）签订。买方、卖方及公司在本协议中各称为"一方"，合称"各方"。

鉴于条款

鉴于，卖方持有公司股份，其中占公司已发行在外股本百分之八十（80%）的股份将根据本协议出售（"标的股份"）；

鉴于，公司在美国从事再生 PET（"RPET"）材料的生产、加工及贸易（"本业务"）；

鉴于，买方与公司已于 2026 年 9 月 29 日签署意向书，约定买方收购公司 80%的股权，卖方欲出售、买方欲购买标的股份，据此，在交割完成后，公司将成为买方持股 80%的子公司，卖方继续持有其余 20%；

因此，基于本协议所载相互承诺与约定，以及其他良好和有价对价（其收讫和充分性在此确认），各方约定如下：

第 1 条：股份的购买与出售

1.1 购买与出售。 在交割时，卖方应向买方出售、转让并交付标的股份（即公司的 80%），买方应从卖方处购买标的股份，该等股份不附带任何抵押或权利负担。

1.2 保留股份。 卖方继续持有公司其余 20%的股权。

第 2 条：交易对价

2.1 交易总对价。 标的股份的交易总对价为 1,800,000 美元（"交易总对价"），其中百分之三十（30%）以现金支付，即 540,000 美元（"现金对价"），百分之七十（70%）以买方普通股支付，价值 1,260,000 美元（"股票对价"）。

2.2 支付安排。 交易总对价分三（3）期支付，具体如下：

期数	时间	比例	现金（美元）	股票（美元）	SGLA 股数	合计（美元）
第一期	交割日	40%	216,000	504,000	840,000	720,000
第二期	交割日后第 6 个月	30%	162,000	378,000	630,000	540,000
第三期	交割日后第 12 个月（按第 2.5 款调整）	30%	162,000	378,000	630,000	540,000

期数	时间	比例	现金（美元）	股票（美元）	SGLA 股数	合计（美元）
合计		100%	540,000	1,260,000	2,100,000	1,800,000

2.3 股票定价。 各方同意，构成股票对价的买方普通股按每股 0.60 美元的固定价格发行（"发行价"），合计 2,100,000 股，按第 2.2 款所列安排发行。

2.4 纳斯达克转板股价保护。 若买方普通股成功转板至纳斯达克证券市场，且买方普通股在纳斯达克上市后首二十（20）个交易日的成交量加权平均价格（VWAP）低于 0.60 美元的发行价，买方应就根据本协议已发行或应发行予卖方的每一股，以现金向卖方支付 0.60 美元与该 VWAP 之间的差额，而不增发额外股份。对于已发行的股份，该现金应在上述二十（20）个交易日期间结束后三十（30）天内支付；对于尚未发行的股份，该现金应与相关期数的现金对价一并支付。

2.5 业绩对赌调整。 交易总对价以公司截至 2026 年 12 月 31 日止财政年度经审计净利润（美国公认会计准则）不低于 500,000 美元为基础（"2026 年净利润"）。交易总对价将在第三期按以下方式调整:

2026 年净利润	调整后交易总对价
高于 550,000 美元	上浮 10%（上限），即 1,980,000 美元
450,000 至 550,000 美元	不作调整：1,800,000 美元
低于 450,000 美元	1,800,000 美元 x（2026 年净利润 / 500,000 美元）

第三期金额等于调整后交易总对价减去第一期及第二期已支付的 1,260,000 美元，按 30%现金、70%买方普通股（按发行价）支付。若计算结果为负数，卖方应在三十（30）天内将差额退还买方。

2.6 支付方式。 现金以电汇方式支付至卖方书面指定的银行账户。股票通过买方的过户代理人以电子记账方式发行。

第 3 条：尽职调查

3.1 尽职调查期。 买方在生效日后四十五（45）天内享有对公司进行尽职调查的独家期。卖方及公司应全面提供公司账簿、记录、财务、合同及人员的查阅。

3.2 不利发现。 若买方发现：(a) 2023 年度或任何其他年度存在任何税务异常；(b) 存在任何隐性或未披露的负债；或(c) 单一客户占公司营业收入超过百分之六十（60%），买方可终止本协议或调降交易总对价。

第 4 条：交割

4.1 交割。 交割应于尽职调查期届满且本协议所列条件满足或被豁免后五（5）个工作日内进行，或于各方书面约定的其他日期进行（"交割日"）。

4.2 卖方交付事项。 交割时，卖方应交付：(a) 标的股份的股票证书及经签署的股份转让授权书或显示买方持有 80%股权的更新后股东名册；(b) 公司批准本次转让的董事会及股东决议；(c) 新泽西州出具的公司存续证明；(d) 依第 6 条签署的留任及竞业禁止协议；及(e) 第 6.2 款所列交接事项。

4.3 买方交付事项。 交割时，买方应支付并发行第一期对价，并交付批准本协议的董事会决议副本。

第 5 条：陈述与保证

5.1 卖方及公司。 卖方及公司共同及分别向买方陈述与保证：(a) 公司系根据新泽西州法律正式组建、有效存续且资信良好；(b) 卖方是标的股份的法定及实益所有人，标的股份不附带任何权利负担；(c) 公司财务报表在所有重大方面真实公允，公司不存在未披露负债；(d) 公司自 2023 年 3 月 8 日成立以来已申报全部纳税申报表并缴纳全部应缴税款；(e) 公司持有开展本业务所需的全部执照、许可及认证，包括适用的 GRS 及 FDA 认证；(f) 除已书面披露予买方者外，不存在针对公司的未决或受威胁的诉讼；及(g) 不存在占公司营业收入超过百分之六十（60%）的单一客户。

5.2 买方。 买方向卖方陈述与保证：(a) 买方系根据内华达州法律正式组建并有效存续，具备签署本协议的完全授权；及(b) 作为股票对价发行的股份将经正式授权、有效发行、缴足股款且无需再缴付。

5.3 证券法事项。 卖方确认，作为股票对价发行的股份未根据经修订的 1933 年《美国证券法》（"证券法"）注册，属于第 144 条所定义的"限制性证券"，依证券法第 4(a)(2)条及 D 条例（或如卖方为非美国人士，依 S 条例）发行，并将附有限制性图例。卖方陈述其为合格投资者（或非美国人士），并系为投资目的取得该等股份，而非意图分销。

第 6 条：留任、交接及竞业禁止

6.1 留任。 卖方应在交割日后十二（12）个月内全职留任公司，担任顾问或部门负责人。十二（12）个月期满后，卖方可自由选择继续留任或退出。

6.2 交接。 卖方应确保将公司所有重要文件及权限平稳移交予买方，包括客户名单、供应商合同、RPET 生产配方、ESG、GRS 及 FDA 认证、ERP 系统权限、工商注册资料及银行账户。

6.3 竞业禁止。 若卖方离开公司，卖方在离开后五（5）年内不得直接或间接在美国从事任何 RPET 业务，亦不得招揽公司的任何员工、客户或供应商。

第 7 条：补偿及股份暂扣

7.1 补偿。 对于因以下事项而产生的任何损失，卖方应向买方及公司予以补偿并使其免受损害：(a) 卖方或公司违反其陈述、保证或承诺；及(b) 公司交割前期间的任何税款或未披露负债。索赔须在交割日后十八（18）个月内提出，但与税务及标的股份所有权相关的索赔可在适用诉讼时效届满前提出。

7.2 股份暂扣。 为担保卖方在本第 7 条及第 2.5 款项下的义务，买方应暂扣每期应发行股份的百分之十（10%）。暂扣股份扣除用于清偿索赔的部分后，应在交割日后十八（18）个月，或第 2.5 款业绩对赌结算后（以较晚者为准），释放予卖方。

7.3 起赔额。 除非损失合计超过 25,000 美元，否则不得依第 7.1(a)款提出索赔。

第 8 条：终止

8.1 终止。 本协议可在交割前依下列情形终止：(a) 经各方书面协商一致；(b) 买方依第 3.2 款终止；(c) 若在生效日后九十（90）天内仍未完成交割，买方或卖方均可终止（"截止日期"）；或(d) 若一方构成重大违约，且在收到书面通知后十（10）个工作日内未予补救，另一方可终止。

8.2 终止的效力。 本协议终止后即归于无效，但第 9 条及第 10.1 款继续有效，且任何一方均不因终止而免除其故意违约责任。

第 9 条：适用法律及争议解决

9.1 适用法律。 本协议受美国特拉华州法律管辖并据其解释，不适用其法律冲突原则。

9.2 仲裁。 由本协议引起或与本协议相关的任何争议，应在纽约州纽约市通过具有约束力的仲裁最终解决，仲裁语言为英文，由一（1）名仲裁员审理。仲裁裁决可在任何有管辖权的法院申请执行。

第 10 条：其他条款

10.1 保密。 除法律要求外，各方应对本协议条款保密。卖方确认，买方将在其向美国证券交易委员会提交的文件中披露本协议。

10.2 费用。 各方自行承担各自的成本及费用。如有转让税，由买方与卖方各承担 50%。

10.3 完整协议；修订。 本协议构成各方就本协议标的事项达成的完整协议，取代意向书及此前的一切谅解。本协议仅可经各方签署的书面文件修订。

10.4 语言。 本协议以英文及中文签署。如两者有任何不一致，以英文版本为准。

10.5 对应文本。 本协议可以多份对应文本签署（包括电子签名或 PDF 形式），每份均视为正本。

兹证明，各方已于上文首载日期签署本协议。

买方：
Sino Green Land Corp.（SGLA）

签字：Teresa Wo
姓名：Wo Kuk Ching
职务：首席执行官、总裁

公司：
Hi-Quality Productions Inc

签字：Cheng You
姓名：CHENG YOU
职务：经理

卖方：
CHENG YOU

签字：Cheng You
姓名：CHENG YOU
职务：股东